As filed with the Securities and Exchange Commission on April 19, 2002
                                                          Registration No. 333-
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                -------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                -------------

                             AMPHENOL CORPORATION
            (Exact name of Registrant as specified in its charter)

             Delaware                                 22-2785165
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)

                                358 Hall Avenue
                        Wallingford, Connecticut 06492
                                (203) 265-8900
   (Address, including zip code, of Registrant's principal executive office)

  The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries
          Amphenol Corporation Directors' Deferred Compensation Plan
            2000 Stock Purchase and Option Plan For Key Employees
                         of Amphenol and Subsidiaries
                           (Full title of the Plans)

                            Edward C. Wetmore, Esq.
                             Amphenol Corporation
                                358 Hall Avenue
                        Wallingford, Connecticut 06492
                                (203) 265-8900
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                  Copies to:
                                 John B. Tehan
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

=================================================== ================   ================ ================= =============
                                                                          Proposed          Proposed
                                                                           Maximum          Maximum        Amount of
       Title of Securities to be Registered          Amount to be      Offering Price      Aggregate      Registration
                                                      Registered        Per Share(4)     Offering Price       Fee

--------------------------------------------------- ----------------   ---------------- ----------------- -------------
Stock Options and Common Stock, $.001 par value
per share......................................     3,085,000(1)(2)(3)       43.04        129,455,148.28    11,909.87
--------------------------------------------------- ----------------   ---------------- ----------------- -------------
--------------------------------------------------- ----------------   ---------------- ----------------- -------------


(1)  Total number of shares registered as of this filing is 5,485,000 shares representing 2,400,000 shares previously registered and reflecting a 2 for 1 stock split.

(2)  Represents all options and shares reserved for issuance under or issuance upon the exercise of options reserved for grant under the Amended 1997 Plan for Key Employees of Amphenol and Subsidiaries.

(3)  Represents 185,000 shares reserved for issuance under the Amphenol Corporation Directors' Deferred Compensation Plan.

(4)  Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed as follows: (a) with respect to 196,058 shares of common stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of
     $16.95 (based on the exchange rate as of April 15, 2002 of $26.09 and (b) with respect to the balance of 2,888,942 shares being registered, the registration fee is based on a price of $43.04 per share, which is the average of the high and low prices of the common stock on the New York Stock Exchange on April 15, 2002 (within 5 business days before the filing date of this Registration Statement).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Amphenol Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 28, 2002 pursuant to the Securities Act of 1933, as amended, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed. (File No. 001-10879).

          (b)  None.

          (c) The description of the Registrant's capital stock contained in the Registrant's Amendment No. 2 to the Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933, as amended, on May 17, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         See Item 3(c) above.

Item 5.  Interests of Named Experts and Counsel.

         Edward C. Wetmore, Esq., Secretary and General Counsel to the Company, is issuing the Opinion of Counsel relating to this Registration Statement and owns shares in the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things: (a) permissive indemnification for expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met; (b) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met; (c) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (a) and (b) above; and (d) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

         Article Seventh of Amphenol's Restated Certificate of Incorporation provides that, except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Article Eighth authorizes Amphenol to indemnify any person entitled to be indemnified under law to the fullest extent permitted by the DGCL.

         Article IV, Section 8 of Amphenol's By-laws authorizes the Company to purchase and maintain insurance for its directors and officers against any liability asserted against them in their respective capacities. In addition, the By-laws provide that expenses incurred by any director or officer in defending any action may be paid by the Company in advance of the final disposition of such action as determined by the Board of Directors.

         The Company maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

          4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Registration Statement on Form 8-K filed April 28, 2000 and incorporated therein by reference (File No. 001-10874).

          4.2 Form of By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the 1997 10-Q dated June 30, 1997 (File No. 001-10879).

          4.3 The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (incorporated herein by reference as Exhibit 10.19 to the 1997 10-Q dated June 30, 1998, File No. 001-10879).

          4.4 The 2000 Stock Purchase and Option Plan For Key Employees of Amphenol and Subsidiaries (incorporated herein by reference as Annex A to Form DEF 14A filed April 24, 2001, File No. 001-10879).

          4.5 Amphenol Corporation Directors' Deferred Compensation Plan (incorporated herein by reference as Exhibit 10.11 to Form 10-K405 filed March 30, 1998, File No. 001-10879).

          5.1  Opinion of Counsel (filed herewith).

          23.1 Consent of Deloitte & Touche LLP (filed herewith).

          23.2 Consent of Edward C. Wetmore, Esq. (included in Opinion of Counsel to this Registration Statement).

          24.1 Power of Attorney (filed herewith).

Item 9.  Undertakings.

         The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the registrant and the provisions of Delaware law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallingford, State of Connecticut on the 15th day of April, 2002.


                                        AMPHENOL CORPORATION


                                        By: * Martin H. Loeffler
                                            ----------------------------------
                                             Name:   Martin H. Loeffler
                                             Title:  Chairman, President & CEO


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                        Title                    Date
       ---------                        -----                    ----

* Martin H. Loeffler         Chairman, President, CEO and       April 15, 2002
----------------------      Director (principal executive
Martin H. Loeffler          officer)

* Edward G. Jepsen          Executive Vice President and       April 15, 2002
----------------------      Chief Financial Officer
Edward G. Jepsen            (principal accounting officer)

* Timothy F. Cohane         Senior Vice President              April 15, 2002
----------------------
Timothy F. Cohane

* Diana G. Reardon          Treasurer & Controller             April 15, 2002
----------------------
Diana G. Reardon

/s/ Edward C. Wetmore       Secretary & General Counsel        April 15, 2002
----------------------
Edward C. Wetmore

* Henry R. Kravis           Director                           April 15, 2002
----------------------
Henry R. Kravis

* George R. Roberts         Director                           April 15, 2002
----------------------
George R. Roberts

* Michael W. Michelson      Director                           April 15, 2002
----------------------
Michael W. Michelson

* Marc S. Lipschultz        Director                           April 15, 2002
----------------------
Marc S. Lipschultz

* Scott C. Nuttall          Director                           April 15, 2002
----------------------
Scott C. Nuttall

* Andrew M. Clarkson        Director                           April 15, 2002
----------------------
Andrew M. Clarkson

* Andrew E. Lietz           Director                           April 15, 2002
----------------------
Andrew E. Lietz

By: /s/ Edward C. Wetmore                                      April 15, 2002
-------------------------
   * Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number                            Description

  4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the
             Registration Statement on Form 8-K filed April
             28, 2000 and incorporated therein by reference
             (File No. 001-10874).

  4.2 Form of By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the 1997 10-Q dated June 30, 1997 (File No. 001-10879).

  4.3 The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (incorporated herein by reference as Exhibit
             10.19 to the 1997 10-Q dated June 30, 1998, File No.
             001-10879).

  4.4 The 2000 Stock Purchase and Option Plan For Key Employees of Amphenol and Subsidiaries (incorporated herein by reference as Annex A to Form DEF 14A filed April 24, 2001, File No. 001-10879).

  4.5 Amphenol Corporation Directors' Deferred Compensation Plan (incorporated herein by reference as Exhibit 10.11 to Form 10-K405 filed March 30, 1998, File No. 001-10879).

  5.1        Opinion of Counsel (filed herewith).

  23.1       Consent of Deloitte & Touche LLP (filed herewith).

  23.2 Consent of Edward C. Wetmore, Esq. (included in Opinion of Counsel of this Registration Statement).

  24.1       Power of Attorney.